UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Greenway Plaza, Suite 2700

Houston, Texas 77046-0504

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2007, Pogo Producing Company, a Delaware corporation (the “Company”), Plains Exploration & Production Company, a Delaware corporation (“PXP”), and PXP Acquisition LLC, a Delaware limited liability company (“Merger Sub”), entered into a merger agreement (the “Merger Agreement”), whereby the Company will merge with and into Merger Sub (the “Merger”), a wholly owned direct subsidiary of PXP.  The Merger Agreement, which was unanimously approved by the Company’s Board of Directors and the Board of Directors of PXP,  provides for PXP’s acquisition of all of the issued and outstanding shares of the Company’s common stock, par value $1.00 per share, for aggregate consideration of approximately $1.46 billion  in cash and 40 million shares of PXP’s common stock, or approximately $3.6 billion based on the closing price of PXP’s stock on July 16, 2007.

Upon completion of the Merger, each share of the Company’s common stock will be converted automatically into the right to receive $24.88 in cash and 0.68201 shares of common stock of PXP (the “Merger Consideration”).  The Company’s stockholders may elect to receive either cash or shares of PXP common stock for each share of the Company’s common stock, subject to proration if either the cash or stock election is oversubscribed. In addition, if the 10-day average trading price of PXP shares at the time of the Merger varies from the closing price at July 13, 2007, certain adjustment provisions will apply. These adjustment provisions are intended to approximately equalize the then-market value of the PXP shares being issued and the amount of cash being paid to those stockholders who elect to receive all stock or all cash. The aggregate amount of cash being paid and the aggregate number of PXP shares being issued will not change, however. These adjustment provisions are set forth in the Merger Agreement and will be more fully described in the joint proxy statement/prospectus to be filed by the Company and PXP. In addition, all options to purchase the Company’s stock issued to its directors and officers will be cancelled in exchange for the cash equivalent of the excess, if any, of the Merger Consideration over the applicable option exercise price, and all restricted stock awarded to the Company’s employees will immediately vest and be converted into the Merger Consideration, in each case as more fully described in the Merger Agreement.

Completion of the Merger is conditioned upon, among other things, adoption of the Merger Agreement by the Company’s stockholders, approval by PXP’s stockholders of its issuance of additional shares of PXP common stock and consummation of the Company’s previously announced sale of its Canadian operations conducted through its wholly owned subsidiary, Northrock Resources Ltd. The Merger Agreement contains customary representations, warranties and covenants and other customary conditions.

The Merger Agreement contains termination rights, including for the Company if its board of directors changes its recommendation to its stockholders in connection with a Superior Proposal (as defined in the Merger Agreement).  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay PXP a termination fee of $100 million.  The Company is also obligated to reimburse PXP for up to $10 million of its expenses related to the Merger if specified termination events occur.  The Company or PXP may terminate the Merger Agreement if the Merger is not completed by December 31, 2007 (subject to extension in certain circumstances to February 28, 2008) and under other customary circumstances.

As a condition to executing the Merger Agreement, PXP entered into irrevocable voting agreements whereby Paul G. Van Wagenen, Chairman, President and Chief Executive Officer of the Company and Third Point LLC agreed to vote their shares in the Company in favor of the proposed transaction unless the Merger Agreement is earlier terminated.  Mr. Van Wagenen and Third Point LLC beneficially own approximately 1.3% and 7.9%, respectively, of the Company’s outstanding common stock.  Further, the Company entered into a termination agreement with Third Point LLC and its affiliates providing that the Stockholders Agreement dated March 12, 2007 among them terminates upon effectiveness of the Merger.

Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by the Company and PXP to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between the Company and PXP, rather than to establish matters as facts.

The Merger Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding the Company, PXP or their respective businesses or the actual conduct of their respective businesses during the pendency of the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, PXP or any other person. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company and PXP, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report on Form 8-K by reference. The Merger Agreement provides further information regarding the terms of the Merger.

Item 3.03. Material Modifications to Rights of Security Holders.

On July 17, 2007, in connection with the Merger and pursuant to the Merger Agreement, the  Company amended its Rights Agreement (the “Amendment”) with Computershare Trust Company, N.A., as Rights Agent, dated as of April 26, 1994 (as amended, the “Rights Agreement”) to provide that the Company’s entry into the Merger Agreement and the consummation of any transactions contemplated by the Merger Agreement will not trigger any of the provisions of the Rights Agreement.

The Amendment to the Rights Agreement is filed as Exhibit 4.1 to this Current Report. The foregoing description of the Amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Rights Agreement which is filed as an exhibit hereto, and is incorporated into this Current Report on Form 8-K by reference.

*   *   *

ADDITIONAL INFORMATION

PXP AND THE COMPANY WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT / PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PXP, THE COMPANY AND THE MERGER. A DEFINITIVE JOINT PROXY STATEMENT / PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF PXP SEEKING THEIR APPROVAL OF THE ISSUANCE OF SHARES OF PXP STOCK TO BE USED AS MERGER CONSIDERATION AND THE COMPANY’S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PXP AND THE COMPANY WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

The definitive joint proxy statement/prospectus and such other documents (relating to PXP) may also be obtained for free from PXP by directing a request to Plains Exploration & Production Company, 700 Milam, Suite 3100, Houston, Texas 77002, Attention:  Joanna Pankey; Telephone:  (713) 579-6000, E-mail:  JPankey@pxp.com.

The definitive joint proxy statement/prospectus and such other documents (relating to the Company) may also be obtained for free from the Company by directing a request to Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, TX 77046, Attention:  Clay Jeansonne; Telephone:  (713) 297-5000, E-mail:  Jeansonc@pogoproducing.com.

PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition will be contained in the joint proxy statement/prospectus when it is filed.  Information concerning beneficial ownership of PXP stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition will be contained in the joint proxy statement/prospectus when it is filed.  Information concerning beneficial ownership of Pogo common stock by its directors and certain executive officers is included in its proxy statement dated April 20, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description

2.1

Agreement and Plan of Merger, dated July 17, 2007, by and among Plains Exploration & Production Company, PXP Acquisition LLC and Pogo Producing Company (a copy of any omitted schedule will be furnished supplementally to the SEC upon request).

4.1	Amendment to Rights Agreement between Pogo Producing Company and Computershare Trust Company, N.A., dated as of July 17, 2007.

10.1

Termination Agreement, dated July 17, 2007, by and among Pogo Producing Company, Third Point LLC, Mr. Daniel S. Loeb, Mr. Bradley L. Radoff, Third Point Offshore Fund, Ltd., Third Point Ultra Ltd., Third Point Partners LP, Third Point Partners Qualified LP, and Lyxor/Third Point Fund Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pogo Producing Company

Date: July 20, 2007	By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and Chief Financial Officer